                                                                       EXHIBIT D
                                                                       ---------

AT THE TIME OF THIS WARRANT CERTIFICATE, NEITHER THE RIGHTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SHARES EXERCISABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN APPLICABLE EXEMPTION THEREFROM, UPON THE OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                       HOME SECURITY INTERNATIONAL, INC.

                       Warrant to Purchase Common Stock
                       --------------------------------

     This Warrant Certificate certifies that INTERNATIONAL HOME SECURITY INVESTMENTS LIMITED, a British Virgin Islands company ("Holder"), is the
                                                        ------
registered holder of 200,000 warrants (the "Warrants") to purchase shares of
                                            --------
Common Stock, U.S. $.001 par value per share (the "Shares"), of HOME SECURITY
                                                   ------
INTERNATIONAL, INC., a Delaware corporation (the "Company"), on the terms and
                                                  -------
subject to the conditions set forth below. Each Warrant entitles Holder, upon exercise, to receive from the Company one share (the "Conversion Ratio") of
                                                      ----------------
fully paid, nonassessable Common Stock of the Company for U.S. $13.00 (the "Warrant Exercise Price").
 ----------------------

                                  DEFINITIONS
                                  -----------

     SECTION I.  Definitions.  The following words and terms as used in this
                 -----------
Warrant Certificate shall have the following meanings:

     "Affiliate" means, with respect to a Person, any other Person that,
      ---------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

     "Board" means the Board of Directors of the Company.
      -----

     "Business Day" means a day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions in the City of New York are authorized or obligated by law or required by executive order to be closed.

     "Common Stock", when used with reference to stock of the Company, means all
      ------------
shares now or hereafter authorized of any class of the common stock of the Company.

     "Convertible Securities" shall mean any securities issued by the Company
      ----------------------
after the date hereof which are convertible into, or exchangeable for, directly or indirectly, shares of Common Stock.

     "Person" means a domestic or foreign individual or corporation,
      ------
partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as the same may be
      --------------
amended from time to time, and the regulations thereunder.

     "Trading Day" shall mean any day on which the American Stock Exchange is
      -----------
open for trading on a regular basis.

     SECTION II.  Termination of Warrants.  All of the Warrants evidenced by
                  -----------------------
this Warrant Certificate shall be fully vested and exercisable as of the date hereof. The Warrants represented by this Warrant Certificate may not be exercised after 5:00 p.m., Chicago, Illinois local time, on the fifth anniversary of the date hereof (October 1, 2004) and, to the extent not exercised on or before 5:00 p.m., Chicago, Illinois, local time, on such date, such Warrants shall become void.

     SECTION III.   Exercise of Warrant.  Subject to the terms and conditions
                    -------------------
hereof, the Warrants may be exercised by Holder, at any time after the date hereof, in blocks of not less than twenty five thousand (25,000) shares, by (i) delivery of a written notice to the Company, in the form of the Subscription Notice attached as Exhibit A hereto, (ii) payment by Holder to the Company of an
                   ---------
amount equal to the Warrant Exercise Price times the number of Warrants so exercised (plus any applicable issue or transfer taxes) in cash or by certified or official bank check in immediately available funds, (iii) the surrender of this Warrant Certificate, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to Holder) and (iv) delivery to the Company by Holder of a letter in the form of Exhibit B hereto, provided however, that Holder may not
                      ---------
exercise any portion of the Warrants more than twice in any calendar quarter without the prior written consent of the Chief Executive Officer of the Company, which shall not be unreasonably withheld. Upon the Business Day following each exercise of Holder's rights to purchase Shares, Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of Holder or its designee. If, at the time of exercise, Holder has not elected to exercise all Warrants that have not already been previously exercised pursuant to the terms of this Warrant Certificate, upon the Company's receipt of each of the documents referred to in this Section III, in addition to the issuance of a stock certificate representing the Shares, including any legends restricting the transfer of such Shares under the Securities Act, issuable upon exercise of the Warrants, the Company shall issue a new Warrant Certificate to Holder, on the same terms as set forth herein, representing the number of Warrants that have not been previously exercised. Fractional shares of Common Stock shall not be issued upon the exercise of the Warrants. In lieu thereof, the Company shall pay Holder cash in an amount equal to such fractional share interest multiplied by the closing price of a share of Common Stock as of the date of exercise.

     SECTION IV.  Covenants as to Common Stock.  The Company covenants and
                  ----------------------------
agrees that all Shares which may be issued upon the exercise of any Warrant represented by this Warrant Certificate will, upon issuance and payment of the Warrant Exercise Price applicable to such Shares, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the any portion of this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the entire outstanding portion of this Warrant Certificate and that the par value of said Shares will at all times be less than or equal to the applicable Warrant Exercise Price.

     SECTION V.  Reorganization, Reclassification, Issuance of Additional Shares
                 ---------------------------------------------------------------
of Common Stock, Etc. (a)  In case of any capital reorganization, or of any
--------------------
reclassification of the capital stock, of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation or entity (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Warrant Certificate shall, after such capital reorganization, reclassification of capital stock, consolidation, merger or sale, entitle Holder to purchase the kind and number of shares of stock or other securities or property of the Company, or of the corporation or entity resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder hereof would have been entitled if it had held the Common Stock issuable upon the exercise hereof immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder hereunder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number or class of shares purchasable upon the exercise of this Warrant Certificate) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Holder at the address of Holder appearing on the books of the Company, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

     SECTION VI.  Antidilution Provisions.  (a) The Conversion Ratio shall be
                  -----------------------
subject to adjustment from time to time as provided in this Section VI. For purposes of this Section VI, the term "Common Stock" includes the Shares and any
                                       ------------
other class of equity interest in the Company having no preference over the Shares as to distributions which may be authorized in the future by an amendment to the Company's Certificate of Incorporation. (b) In case the Company shall, at any time after the date this Warrant Certificate was first issued, with respect to all of the holders of its outstanding Common Stock (i) declare a dividend on the outstanding Common Stock payable in shares or rights to acquire shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or

(iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation but excluding the events set forth in Section V hereof or the issuance of shares of Common Stock by the Company in connection with a merger when the Company is the surviving corporation of the merger and no such reclassification of the Common Stock has occurred), then, in each case, the Conversion Ratio and the number of Shares issuable upon exercise of this Warrant Certificate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that Holder after such time shall be entitled to receive the aggregate number and kind of Shares which, if this Warrant Certificate had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, sub-division, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. (c) Irrespective of any adjustments in the Conversion Ratio, the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant Certificate. (d) Whenever the Company issues an announcement to the public, or otherwise communicates with the Company's stockholders with respect to any event which will result in an adjustment as provided for in Section V or VI hereof, the Company shall promptly cause written notice thereof to be sent by internationally recognized overnight courier to Holder, at its address as it shall appear in the records of the Company, which notice shall be accompanied by an officer's certificate setting forth the adjusted Conversion Ratio and the number of Shares purchasable upon the exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     SECTION VII.  Taxes.  The Company shall not be required to pay any tax or
                   -----
taxes payable by Holder and attributable to the initial issuance of shares of Common Stock upon any exercise, in whole or part, of this Warrant Certificate.

     SECTION VIII.  Warrant Holder Not Deemed a Shareholder.  No holder, as
                    ---------------------------------------
such, of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant Certificate of the Shares which he is then entitled to receive upon the due exercise of this Warrant Certificate.

     SECTION IX.  No Limitation on Corporate Action.  No provisions of this
                  ---------------------------------
Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers. Notwithstanding the foregoing, the Company agrees that until all the Shares have been registered pursuant to an effective registration statement filed with the SEC, or sold pursuant to Rule 144 under the Securities Act or otherwise, it shall keep current in filing all reports, statements, and other materials required to be filed with the SEC (each an "SEC Report") to permit holders of the Shares to sell such securities under
    ----------
Rule 144. For purposes of this Section IX, the Company shall be deemed to be current if it is granted an extension to file any SEC Report by the SEC and the Company subsequently files such SEC Report within the permitted extension period, provided however, that the Company shall not be deemed to be current if it is granted more than two such extensions in any twelve month period.

     SECTION X. Not Transferable. This Warrant Certificate and the Warrants
                ----------------
represented hereby are not transferable to any other Person, without the prior written consent of the Company, which shall not be unreasonably withheld; provided, however, that Holder may, without the prior consent of the Company, transfer this Warrant Certificate and the Warrants represented hereby, or any portion thereof, to an Affiliate of Paul Brown.

     SECTION XI.  Lost, Stolen, Mutilated or Destroyed Warrant Certificate.  If
                  --------------------------------------------------------
this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, on such term as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     SECTION XII.  Notices.  All notices and other communications under this
                   -------
Warrant Certificate shall (a) be in writing, (b) be sent by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) telecopier, or
(iii) delivered by hand, (c) be given at the following respective addresses and telecopier and telephone number and to the attention of the following persons:

                    if to the Company at:

                    Home Security International, Inc.
                    7/77 Pacific Highway
                    North Sydney, NSW 2060
                    Australia
                    Attention: Mark Whitaker, Chief Financial Officer Telecopier No.: 61 2 9936 2355

                    with a copy to:

                    D'Ancona & Pflaum
                    30 North LaSalle Street
                    Suite 2900
                    Chicago, Illinois  60602
                    Attention: Fernando R. Carranza, Esq.
                    Telecopier No.: (312) 580-0923
                    if to Holder:

                    International Home Security Investments Limited c/o Alliance Investments S.A.M.
                    Le Panorama Bloc AB
                    57 Rue Grimaldi
                    MC 98000 MONACO
                    Attention: Paul Brown
                    Telecopier No.: 377 93 25 25 83

                    With a copy to:

                    Neal, Gerber and Eisenberg
                    Two North LaSalle
                    Suite 2200
                    Chicago, Illinois 60602
                    Attention: William Holzman, Esq.
                    Telecopier No.: 312-269-1747

or at such other address or telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section XII, (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, except that notices of a change of address, telecopier or telephone number, shall not be deemed furnished until received.

     SECTION XIII.  Miscellaneous. (1)  This Warrant Certificate and any term
                    -------------
hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

     (2) The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

     SECTION XIV.  Governing Law.  This Warrant Certificate shall be governed by
                   -------------
and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers as of the 1/st/ day of October, 1999.

                              HOME SECURITY INTERNATIONAL, INC.



                              By:   /s/ Mark Whitaker
                                  ------------------------------
                                  Name:  Mark Whitaker
                                  Title: Chief Financial Officer

ATTEST:

By: /s/ Arthur Don
    ------------------------------
    Name:  Arthur Don
    Title: Secretary

                                                                       EXHIBIT A
                                                                       ---------

                               SUBSCRIPTION FORM

             TO BE EXECUTED BY THE REGISTERED HOLDER IF HE DESIRES
                           TO EXERCISE THIS WARRANT



     The undersigned hereby exercises the right to purchase __________ of the Shares covered by this Warrant Certificate, dated October 1, 1999, according to the conditions thereof and herewith makes payment of the Warrant Exercise Price of such Shares, in full.

                                                     [HOLDER]

                                      By: ____________________________
                                      Name: __________________________

                                   [Address]

Dated: ______________________

                                                                       EXHIBIT B
                                                                       ---------

Home Security International, Inc.

Attention: Chief Executive Officer

         Re: Exercise of Warrant Certificate, dated October 1, 1999
             ------------------------------------------------------

To whom it may concern:

     In connection with the undersigned's purchase of Common Stock of Home Security International, Inc. upon exercise of a Warrant Certificate therefor, the undersigned confirms and agrees as follows:

               1. The undersigned has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock.

               2. The undersigned understands that it is purchasing the shares of Common Stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or any state securities or Blue Sky laws.

               3. The undersigned is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

               4. The undersigned agrees that it will not offer, sell, transfer or exchange such shares of Common Stock, except in accordance with the registration requirements under the Act or pursuant to an available exemption therefrom.

     If administrative or legal proceedings are commenced or threatened in connection with which this notice is or would be relevant, the undersigned irrevocably authorizes Home Security International, Inc. to produce this notice or a copy thereof to any interested party in such proceedings.

Date:_______________________

                                      By: __________________________________
                                      Name: _______________________________